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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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
                                               Percentage
                                                   of     Jurisdiction of
              Name of Subsidiary               Ownership  Incorporation
              ------------------               ---------- ---------------
Canadian Des Moines Industries Ltd. ..........    100     Canada
General Steel Corporation.....................     90     Washington
Hammond Latino Americana, S.A. ...............    100     Panama
Maintenance Contractors Corp. ................    100     Virgin Islands
PDM Argentina, SA.............................    100     Argentina
PDM Bahamas Ltd. .............................    100     Bahamas
PDM Bonaire, N.V. ............................    100     Netherlands Antilles
PDM Bridge Corp. .............................    100     Delaware
PDM Chile Limitada............................    100     Chile
PDM El Salvador, S.A. de C.V. ................    100     El Salvador
PDM de Guatemala, S.A. .......................    100     Guatemala
PDM International Ltd. .......................    100     Delaware
PDM Latin America Ltd. .......................    100     Georgia
PDM Peru S.A.C. ..............................    100     Peru
PDM Virgin Islands, Ltd. .....................    100     Virgin Islands
Pittsburgh-Des Moines Sdn. Bhd. (PDM
 Malaysia)....................................    100     Malaysia
P.T. Perkasa Daya Megah (PDM Indonesia).......    100     Indonesia
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